EXHIBIT 99.2
                                  ------------


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES - OXLEY ACT OF 2002


         In connection with the quarterly report of Ceristar, (the "Company") on Form 10-Q for the quarter ended September 30, 2002, G. Earl Demorest, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes - Oxley Act of 2002, that to the best of his knowledge:

         1.   The quarterly report fully complies with the requirements of
              Section 13(a) of the Securities Exchange Act of 1934; and

         2. The information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company.


          May 20, 2003                            /s/G. Earl Demorest
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             (Date)                               G. Earl Demorest
                                                  Vice President of Engineering
                                                  and Finance and Chief
                                                  Financial Officer